Exhibit 99.1

American Electric Technologies, Inc 1250 Wood Branch Park Drive Houston, Texas 77079 713.644.8182

FOR RELEASE – May 16 – 7:00 am (EST)

AETI Announces Q2 2016 Results

HOUSTON, August 15, 2016 - American Electric Technologies, Inc. (NASDAQ: AETI), a leading supplier of power delivery solutions for the global energy industry, today announced its second quarter 2016 financial results.

The Company reported net income attributable to common shareholders in the second quarter of $0.1 million, up from the $3.0 million loss from the first quarter of 2016, but down from the $0.5 million net income reported in the second quarter of 2015. Second quarter revenues were $11.4 million, up from $8.3 million in the first quarter of 2016 but down from $12.3 million in the second quarter of 2015.

Gross margins in the quarter were $1.2 million, up from $0.1 million in the first quarter of 2016, but were down from the $2.0 million reported in the second quarter of 2015 due to competitive pricing pressure and slightly reduced overall lower revenue levels.

The Company’s international joint ventures reported a net equity income of $0.2 million for the quarter, including $0.3 million of equity income from BOMAY in China.

The Company’s reported pre-tax income was positively impacted by a gain of $0.1 million from the sale of the fixed assets in Bay St. Louis, Mississippi and $0.3 million from the settlement of a claim associated with the BP Gulf of Mexico oil spill.

The Company reported fully diluted income from operations per share of $0.01 for the quarter, up from a fully diluted loss of $0.36 per share in the first quarter of 2016 but down from fully diluted earnings of $0.06 per share reported in the second quarter of 2015.

The Company reported EBITDA, a non-U.S. GAAP measure, from operations of $0.5 million for the quarter, up from $2.7 million EBITDA loss in the first quarter of 2016 but down from $0.7 million EBITDA in the second quarter of 2015. A reconciliation of this non-U.S. GAAP measure to our net income is set forth in the selected financial information below.

The Company reported a decrease in quarter ending backlog to $11.6 million, down from $19.6 million at the end of the first quarter of 2016.

“The industry environment in which we operate remains very challenging.” said Charles Dauber, president and chief executive officer, AETI. “We continue to take those actions which we believe are necessary to manage the company during this period.”

American Electric Technologies, Inc 1250 Wood Branch Park Drive Houston, Texas 77079 713.644.8182

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Conference Call

AETI will conduct a conference call at 10 a.m. EST on August 15, 2016 to discuss the results with analysts, investors and other interested parties. Individuals who wish to participate in the conference call should dial 877-612-6725 passcode 868694, in the United States and Canada. International callers should dial +1 913-312-0945 passcode 868694.

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American Electric Technologies, Inc. (NASDAQ:AETI) is a leading provider of power delivery solutions to the global energy industry. AETI offers M&I Electric™ power distribution and control products, electrical services, and construction services.

AETI is headquartered in Houston and has global sales, support and manufacturing operations in Beaumont, Texas; and Rio de Janeiro and Macaé, Brazil. In addition, AETI has minority interests in two joint ventures, which have facilities located in Xian, China and Singapore. AETI’s SEC filings, news and product/service information are available at www.aeti.com.

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Forward Looking Statements

This press release contains forward-looking statements, as defined in Section 27A of the Securities Exchange Act of 1934, concerning anticipated future domestic and international demand for our products, and other future plans and objectives. While the Company believes that such forward-looking statements are based on reasonable assumptions, there can be no assurance that such future revenues, profits, plans and objectives will be achieved on the schedule or in the amounts indicated. Investors are cautioned that these forward-looking statements are not guarantees of future performance. Actual events or results may differ from the Company’s expectations, and are subject to various risks and uncertainties, including those listed in Item 1A of the Form 10-K filed with the Securities and Exchange Commission on March 30, 2016. The Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future events make it clear that any of the projected results expressed or implied herein will not be realized.

Investor Contact:

American Electric Technologies, Inc.

Bill Brod

713-644-8182

investorrelations@aeti.com

American Electric Technologies, Inc 1250 Wood Branch Park Drive Houston, Texas 77079 713.644.8182

American Electric Technologies, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

Unaudited

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2016	2015	2016
Net sales	$11,444	$12,302	$19,742	$27,613
Cost of sales	10,218	10,258	18,425	23,286

Gross profit	1,226	2,044	1,317	4,327
Operating expenses:
Research and development	196	90	719	228
Selling and marketing	417	493	1,293	1,096
General and administrative	981	1,256	2,327	2,523

Total operating expenses	1,594	1,839	4,339	3,847

Income (loss) from operations	(368)	205	(3,022)	480
Net equity income (loss) from foreign joint ventures’ operations:
Equity income (loss) from foreign joint ventures’ operations	347	284	152	400
Foreign joint ventures’ operations related expenses	(98)	(109)	(149)	(207)

Net equity income (loss) from foreign joint ventures’ operations	249	175	3	193

Income (loss) from operations and net equity income from foreign joint ventures’ operations	(119)	380	(3,019)	673

Other income (expense):
Interest expense and other, net	317	(45)	278	(64)
Foreign transaction gain	—	134	—	134

Income (loss) before income taxes	198	469	(2,741)	743
Provision for (benefit from) income taxes	47	(78)	(9)	(78)

Net income (loss) before dividends on redeemable convertible preferred stock	151	547	(2,732)	821
Dividends on redeemable convertible preferred stock	(88)	(87)	(176)	(174)

Net income (loss) attributable to common stockholders	$63	$460	$(2,908)	$647

Earnings (loss) per common share:
Basic	$0.01	$0.06	$(0.35)	$0.08
Diluted	$0.01	$0.06	$(0.35)	$0.08
Weighted - average number of common shares outstanding:
Basic	8,292,751	8,250,833	8,277,897	8,235,901
Diluted	8,292,751	8,293,947	8,277,897	8,279,015

American Electric Technologies, Inc 1250 Wood Branch Park Drive Houston, Texas 77079 713.644.8182

American Electric Technologies, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	June 30, 2016	December 31,
	(unaudited)	2015
Assets
Current assets:
Cash and cash equivalents	$3,961	$7,989
Restricted short-term investments	507	507
Accounts receivable-trade, net of allowance of $257 and $225 at June 30, 2016 and December 31, 2015	7,444	6,853
Inventories, net of allowance of $73 and $60 at June 30, 2016 and December 31, 2015	1,093	1,325
Cost and estimated earnings in excess of billings on uncompleted contracts	5,374	2,302
Prepaid expenses and other current assets	298	324

Total current assets	18,677	19,300
Property, plant and equipment, net	7,591	7,915
Advances to and investments in foreign joint ventures	10,650	11,104
Intangibles	409	218
Other assets	64	49

Total assets	$37,391	$38,586

Liabilities, Convertible Preferred Stock and Stockholders’ Equity
Current liabilities:
Revolving line of credit	$900	$1,043
Current portion of long-term note payable	300	300
Accounts payable and other accrued expenses	7,463	4,031
Accrued payroll and benefits	631	476
Billings in excess of costs and estimated earnings on uncompleted contracts	906	1,629

Total current liabilities	10,200	8,355
Long-term note payable	4,050	4,200
Deferred compensation	283	305
Deferred income taxes	2,901	3,064

Total liabilities	17,434	15,924

Convertible preferred stock:
Redeemable convertible preferred stock, Series A, net of discount of $645 at June 30, 2016 and $671 at December 31, 2015; $0.001 par value, 1,000,000 shares authorized, issued and outstanding at June 30, 2016 and December 31, 2015	4,355	4,329

Stockholders’ equity:
Common stock; $0.001 par value, 50,000,000 shares authorized, 8,438,630 and 8,385,929 shares issued and 8,292,753 and 8,254,001 shares outstanding at June 30, 2016 and December 31, 2015	8	8
Treasury stock, at cost 145,877 shares at June 30, 2016 and 131,928 shares at December 31, 2015	(827)	(792)
Additional paid-in capital	12,309	12,032
Accumulated other comprehensive income	245	310
Retained earnings; including accumulated statutory reserves in equity method investments of $2722 at June 30, 2016 and December 31, 2015	3,867	6,775

Total stockholders’ equity	15,602	18,333

Total liabilities, convertible preferred stock and stockholders’ equity	$37,391	$38,586

American Electric Technologies, Inc 1250 Wood Branch Park Drive Houston, Texas 77079 713.644.8182

American Electric Technologies, Inc. and Subsidiaries

Non-GAAP Financial Measures and Reconciliations

Computation of Earnings on Continuing Operations, Including Net Equity Income from Foreign Joint Ventures, Before Interest,

Dividends, Taxes, Depreciation and Amortization (“EBITDA”)

Unaudited

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net income (loss) attributable to common stockholders	$63	$460	$(2,908)	$647
Add: Depreciation and amortization	223	222	444	459
Interest expense	64	45	103	64
Provision for (benefit from) income taxes	47	(78)	(9)	(78)
Dividend on redeemable preferred stock	88	87	176	174

EBITDA	$485	$736	$(2,194)	$1,266

The Company is disclosing EBITDA, which is a non-GAAP measure, because it is used by management and provided to investors to provide comparability of underlying operational results. For more discussion of the use and limitations of EBITDA, see the 2015 10-K which was filed on March 30, 2016.